SECOND AMENDMENT TO OPTION AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) dated as of October_______, 2012 is made among ARRIBA RESOURCES INC., a company incorporated under the laws of British Columbia (“Arriba”), MINERA ARRIBA S.A. DE C.V., a company incorporated under the laws of Mexico (“Arriba Mexico”) and MINAS DE ALTA LEY LA PALMA, S.A. DE C.V., a company incorporated under the laws of Mexico (the “Optionor” and together with Arriba and Arriba Mexico, the “Parties”).

WHEREAS:

A.                  Arriba, Arriba Mexico and the Optionor have entered into an Option Agreement dated effective June 17, 2011 as amended December 8, 2011 (the “Option Agreement”) pursuant to which Arriba Mexico was granted the right to acquire up to an 80% interest in the Property (as defined in the Option Agreement); and

B.                  The Parties wish to further amend the terms of the Option Agreement.

NOW THEREFORE this Agreement witnesses that for and in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	INTERPRETATION

1.1	Capitalized terms not otherwise defined in this Agreement have the meanings assigned to them in the Option Agreement.

2.	AMENDMENT TO THE Option Agreement

2.1	Section 3.2 of the Option Agreement is hereby deleted it in its entirety and replaced with the following:

“Upon satisfaction of the conditions set out in Section 3.1 (which, for greater certainty, totals aggregate payments of $350,000 and share issuances of 1,500,000 Common Shares of Arriba) a fifty percent (50%) undivided right, title and interest in the Property will automatically vest in the Optionee, free and clear of all Encumbrances. The Optionor agrees to grant the Optionee the Option to acquire a further 30% interest in the Property (for a total of 80%) exercisable as follows:

(a)	upon: (i) incurring cumulative Exploration Expenditures equal to or greater than $1,500,000 on or prior to June 30, 2013, and (ii) making cash payment installments to the Optionor of $25,000 by October 31, 2012 and an additional $275,000 by June 30, 2013, a further ten percent (10%) right, title and interest in the Property (for a total of 60%) will automatically vest in the Optionee free and clear of all Encumbrances;

(b)	upon: (i) incurring cumulative Exploration Expenditures equal to or greater than $2,500,000 on or prior to January 31, 2014, and (ii) making a cash payment of $300,000 to the Optionor, a further ten percent (10%) right, title and interest in the Property (for a total of 70%) will automatically vest in the Optionee free and clear of all Encumbrances;

(c)	upon: (i) incurring cumulative Exploration Expenditures equal to or greater than $4,000,000 on or prior to January 31, 2015, and (ii) making a cash payment of $300,000 to the Optionor, a further ten percent (10%) right, title and interest in the Property (for a total of 80%) will automatically vest in the Optionee free and clear of all Encumbrances; and”

2.2	The following Section 16.5 is added to the Option Agreement:

16.5 If the common shares of Arriba Resources Inc. are not listed on a recognized stock exchange or bulletin board quotation or trading system in North America (including, but not limited to, any tier of the over-the-counter trading system operated by Pink OTC Markets Group, Inc.) by August 31, 2013 (the “Listing Termination Event”) this Agreement will immediately terminate and the Optionee will lose all of its interest in the Property and the Optionor will not be required to reimburse the Optionee for any prior Exploration Expenditures incurred by the Optionee up to the date of the Listing Termination Event. In the event of a Listing Termination Event the Optionee agrees to execute all bills of sale, forms of transfer, documents, conveyances or such other instruments as may be required to convey all of the Optionee’s interest in the Property to the Optionor.

3.	GENERAL

3.1	The Option Agreement, as amended by this Agreement, remains in full force and effect. If there is any conflict with or inconsistency between the terms of the Option Agreement and the terms of this Agreement, then the terms of this Agreement will prevail to the extent of such conflict or inconsistency.

3.2	The Optionor acknowledges that the representations and warranties of the Optionor contained in the Option Agreement are true and correct as of the date hereof.

3.3	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

3.4	The Parties may amend this Agreement only in writing.

3.5	This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and successors.

3.6	This Agreement is governed by the laws of Mexico.

3.7	This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set forth above.

ARRIBA RESOURCES INC.		MINERA ARRIBA S.A. DE C.V

Per:		Per:
	Authorized Signatory		Authorized Signatory

MINAS DE ALTA LEY LA PALMA, S.A. DE C.V.

Per:
Authorized Signatory